Exhibit 99.1

CuriosityStream Announces Third Quarter 2020 Financial Results

●	Third quarter 2020 revenue of $8.7 million, up 83% year-over-year
●	Gross margin increases to 61% year-over-year from 59% in Q3 2019
●	Strengthens executive team with key industry veterans

SILVER SPRING, Md. -- CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the third quarter ending September 30, 2020.

“We had a strong third quarter, with an 83% year-over-year increase in revenue and growth across all lines of business. Our subscribers more than doubled year over year, with notable increases in annual plans and international subscriptions, as we continued to offer fresh and unique original content every week,” said Clint Stinchcomb, President & CEO. “We continue to be on a three-year trajectory of doubling annual revenue with large recurring revenues and high gross margins as we drive growth across the entire business.”

Third Quarter 2020 Financial Results

●	Revenue of $8.7 million, up from $4.8 million in the third quarter of 2019;
●	Total paying subscribers of approximately 13 million, up 108% year-over-year;
●	Gross margin increased 200 basis points year-over-year to 61%;
●	Operating loss was $(6.8) million compared to operating loss of $(10.1) million in the third quarter of 2019;
●	EBITDA was $(6.7) million compared to EBITDA of $(10.0) million in the third quarter of 2019;
●	GAAP net loss was $(6.7) million and GAAP basic and diluted net loss per share was $(0.56);
●	Sources of cash totaled $23.3 million as of September 30, 2020.

Business Highlights

●	Closed business combination with Software Acquisition Group, Inc. (NASDAQ: SAQN) and began trading on the NASDAQ exchange under ticker symbol “CURI” on October 15, 2020, becoming the first streaming media company devoted to factual entertainment to go public;
●	Named international media executive Bakori Davis to the newly created position of Managing Director and Head of International Distribution;
●	Named industry veteran Nate Stamos VP of Brand Partnerships;
●	Appointed entertainment and cable industry pioneer Matthew Blank, former Chairman and CEO of Showtime Networks, Inc., to CuriosityStream’s Board of Directors;
●	Announced several brand-defining original series including MY WILD BACKYARD, the third season of 4th AND FOREVER,DOUG TO THE RESCUE and NATURE THROUGH HER EYES;
●	In a separate release today, CuriosityStream announced the November 19th, 2020 world premiere of the original new series BEYOND THE SPOTLIGHT from Executive Producer Leonardo DiCaprio and Appian Way Productions and Stephen David Entertainment. First episodes feature Shaquille O’Neal, Kristen Bell and Samuel L. Jackson and LaTanya Richardson Jackson.

Financial Outlook

For the fourth quarter of 2020, CuriosityStream currently expects the following:

●	Revenue of at least $11.3 million, or 69% year-over-year growth

For the full year 2020 & 2021, CuriosityStream currently expects the following:

●	2020 revenue of at least $39.5 million, or 119% year-over-year growth
●	2021 revenue of at least $71 million, or 80% year-over-year growth

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company's Q3 2020 results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. A live dial-in is available domestically at (800) 585-8367 or internationally at (416) 621-4642, with passcode 9085595.

An audio replay of the conference call will be available for two weeks following the call and available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in the Definitive Proxy Statement on Schedule 14A filed on September 22, 2020, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) the effect of the merger on CuriosityStream’s business relationships, operating results, and business generally; (ii) failure to realize the benefits expected from the merger; (iii) risks that the merger disrupts CuriosityStream’s current plans and operations and potential difficulties in CuriosityStream’s employee retention as a result of the merger; (iv) the effects of pending and future legislation; (viii) risks related to CuriosityStream’s limited operating history; (ix) the amount of the costs, fees, expenses and other charges related to the merger; (x) risks of the internet, online commerce and media industry; (xi) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (xii) litigation, complaints, and/or adverse publicity; (xiii) the ability to meet Nasdaq’s listing standards and (ix) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: other income, income taxes, and depreciation and amortization.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) or tax payments that may represent a reduction in cash available to us. The non-GAAP measure we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About CuriosityStream

Launched by media visionary John Hendricks, CuriosityStream is one of the world’s leading global factual streaming services and media companies. Our documentary series and features cover every topic from space exploration to adventure to the secret life of pets, empowering viewers of all ages to fuel their passions and explore new ones. With thousands of titles, many in Ultra HD 4K, including exclusive originals, CuriosityStream features stunning visuals and unrivaled storytelling to demystify science, nature, history, technology, society, and lifestyle. CuriosityStream programming is available worldwide to watch on TV, desktop, mobile and tablets. Find us on Roku, Apple TV Channels and Apple TV, Xbox One, Amazon Fire TV, Google Chromecast, iOS and Android, as well as Amazon Prime Video Channels, YouTube TV, Sling TV, DISH, Comcast Xfinity on Demand, Cox Communications, Altice USA, Suddenlink, T- Mobile, Frndly TV, Vidgo, Sony, LG, Samsung and VIZIO smart TVs, Liberty Global, Com Hem, MultiChoice, StarHub TV, Totalplay, Millicom, Okko, Gazprom and other global distribution partners and platforms. For more information, visit CuriosityStream.com.

CuriosityStream Inc.
Balance Sheets

(in thousands, except par value)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,374	$8,819
Restricted cash	5,000	-
Short-term investments	12,114	35,525
Accounts receivable	5,800	1,777
Other current assets	5,312	2,460
Total current assets	31,600	48,581

Investments	2,770	15,654
Property and equipment, net	1,358	1,451
Content assets, net	23,826	16,627
Other assets	429	151
Total assets	$59,983	$82,464

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)

Current liabilities
Current content liabilities	$2,165	$3,306
Accounts payable	2,323	5,245
Accrued expenses and other liabilities	2,542	2,266
Deferred revenue	8,885	7,101
Line of credit	950	-
Total current liabilities	16,865	17,918

Non-current deferred rent liability	905	824

Total liabilities	17,770	18,742

Commitments and contingencies

Redeemable convertible preferred stock, $0.01 par value, 30,000 shares authorized at September 30, 2020 and December 31, 2019; aggregate liquidation preference of $175,104 and $162,514 as of September 30, 2020 and December 31, 2019, respectively; 14,557 shares issued and outstanding at September 30, 2020 and December 31, 2019	168,288	155,174

Stockholders’ equity (deficit)
Class A Common stock, $0.01 par value – 50,000 shares authorized at September 30, 2020 and December 31, 2019, respectively; 14 and nil shares issued and outstanding at September 30, 2020 and December 31, 2019 respectively	-	-
Class B Common stock, $0.01 par value – 25,000 shares authorized at September 30, 2020 and December 31, 2019; 20,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	200	200
Additional paid-in capital	-	-
Accumulated other comprehensive income	55	189
Accumulated deficit	(126,330)	(91,841)
Total stockholders’ equity (deficit)	(126,075)	(91,452)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$59,983	$82,464

CuriosityStream Inc.

Unaudited Statements of Cash Flows
(in thousands)

	For the nine months ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(22,951)	$(27,944)
Adjustments to reconcile net loss to net cash used in operating activities
Additions to content assets	(14,004)	(12,029)
Change in content liabilities	(1,141)	1,241
Amortization of content assets	6,805	2,441
Amortization, depreciation and accretion	399	64
Stock-based compensation	1,540	671
Changes in operating assets and liabilities
Accounts receivable	(4,023)	(244)
Other assets	(1,488)	945
Accounts payable	(2,781)	1,460
Accrued expenses and other liabilities	357	407
Deferred revenue	1,784	1,253
Net cash used in operating activities	(35,503)	(31,735)

Cash flows from investing activities
Purchases of property and equipment	(299)	(590)
Sales of investments	39,744	30,309
Maturities of investments	8,500	7,947
Purchase of investments	(12,227)	(48,243)
Net cash provided by (used in) investing activities	35,718	(10,577)

Cash flows from financing activities
Exercise of stock options	36	-
Borrowings on line of credit	8,250	-
Repayments on line of credit	(7,300)	-
Payment of offering costs	(1,646)	-
Net cash used in financing activities	(660)	-

Net decrease in cash, cash equivalents and restricted cash	(445)	(42,312)
Cash, cash equivalents and restricted cash, beginning of period	8,819	62,516
Cash, cash equivalents and restricted cash, end of period	$8,374	$20,204

Supplemental schedule of non-cash financing activities:
Preferred dividends and accretion of issuance costs	$13,114	$11,725

CuriosityStream Inc.

Unaudited Statements of Operations
(in thousands, except for per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019

Revenues	$8,744	$4,791	$28,260	$11,336

Operating expenses
Cost of revenues	3,411	1,946	10,748	4,384
Advertising and marketing	7,800	9,410	28,673	26,124
General and administrative	4,286	3,539	12,191	10,388
	15,497	14,895	51,612	40,896
Operating loss	(6,753)	(10,104)	(23,352)	(29,560)

Other income (expense)
Interest and other income	101	475	519	1,719
Loss before income taxes	(6,652)	(9,629)	(22,833)	(27,841)
Provision for income taxes	41	30	118	103
Net loss	$(6,693)	$(9,659)	$(22,951)	$(27,944)

Less preferred dividends and accretion of issuance costs (Note 6)	(4,523)	(4,059)	(13,114)	(11,725)
Net loss attributable to common stockholders	$(11,216)	$(13,718)	$(36,065)	$(39,669)

Net loss per share attributable to common stockholders
Basic and diluted	(0.56)	(0.69)	(1.80)	(1.98)

Weighted average number of common shares outstanding
Basic and diluted	20,000	20,000	20,000	20,000

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

Reconciliation of Net Loss to EBITDA

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2020	2019	2020	2019

Net loss	$(6,693)	$(9,659)	$(22,951)	$(27,944)
Other income	(101)	(475)	(519)	(1,719)
Income taxes	41	30	118	103
Depreciation and amortization	83	63	256	170
EBITDA	$(6,670)	$(10,041)	$(23,096)	$(29,390)

Contacts

CuriosityStream Public Relations:

Vanessa Gillon

Vanessa.Gillon@CuriosityStream.com

CuriosityStream Investor Relations:

Denise Garcia

IR@CuriosityStream.com

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